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                                                                     EXHIBIT 5.1



                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE
                                [New York Office]


                                 (212) 474-1000

                                                                    June 1, 2000


                        Crown Castle International Corp.
                        --------------------------------
                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel for Crown Castle International
Corp., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") on May 18, 2000 of the Registration Statement on Form S-3 (File No. 333-37354)
(the "Registration Statement") relating to (i) shares of preferred stock, $.01 par value per share, of the Company (the "Preferred Stock") and (ii) Common Stock, $.01 par value per share, of the Company (the "Common Stock"). The Preferred Stock and the Common Stock are referred to herein collectively as the "Offered Securities." The Offered Securities being registered under the Registration Statement will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, (the "Securities Act"). The Preferred Stock will be issued pursuant to a Certificate of Designations (the "Certificate of Designations") relating to a particular series of Preferred Stock.

          In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including without limitation the
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following: (a) the Certificate of Incorporation, as amended of the Company; (b)
the Amended and Restated By-laws of the Company; (c) the Registration
Statement; (d) the form of the Underwriting Agreement attached as Exhibit 1.1 to the Registration Statement; and (e) the minutes of the Board of Directors of the Company.

          Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (iii) to the extent required under the Securities Act, a prospectus supplement that contains all appropriate information will have been prepared and filed with the Commission; (iv) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) to the extent applicable, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and
(vi) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of the opinion as follows:

          (1) The Company is duly incorporated and is a validly existing corporation under the laws of the State of Delaware.
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     (2) With respect to shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

     (3) With respect to shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

         We are aware that we are referred to under the heading "Validity of Securities" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 5.1
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thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

                                             Very truly yours,

                                             /s/ Cravath, Swaine & Moore

                                             Cravath, Swaine & Moore



Crown Castle International Corp.
  510 Bering Drive, Suite 500
     Houston, Texas 77057